Exhibit 3.165

THE COMPANIES ACT 1963 (ACT 179) REGULATIONS OF A PRIVATE COMPANY LIMITED BY SHARES 1. The name of the Company is ENSCOROWAN GHANA DRILLING LIMITED 2. The nature of the business which the Company is authorized to carry on are: OFFSHORE DRILLING SERVICES 3. Pursuant to section 24 of the Companies Act, 1963, (Act 179) the company has for the furtherance of its authorized businesses all the powers of a natural person of full capacity . 4. The first director(s) of the company are:- TIN P0027994031 P0027994074 Name CHRISTIAN JESUS OCHOA ABHAY MUDDANNA SHETTY 5. The powers of the board of directors are limited in accordance with Section 202 of the Act. 6. The Liability of the members of the Company is limited 7. The Company is to be registered with 5,000,000 Shares of no par Value. 8. The company is a private company and accordingly. (a) the right to transfer shares is restricted in a manner following, that is to say, the directors may, in their absolute discretion and without assigning any reason therefore decline to register any transfer of any share; (b) the number of members and debenture holders of the company, exclusive of person who are bona fide in the employment of the company and of persons who having been formerly bona fide in the employment of the company were while in such employment and have continued after the determination of such employment to be members or debenture holders of the company, is limited to fifty. Provided that where two or more persons hold one or more shares of debentures jointly they shall for the purpose of this regulation be treated as a single member; (c) the company is prohibited from making any invitation to the public to deposit money for fixed periods or payable at call, whether bearing or not bearing interest. Page 1 of 9

SHARES AND VARIATION OF RIGHTS 9. The company may, by special resolution altering these Regulations, 10. (a) increase the number of its shares by creating new shares; (b) reduce the number of its shares by cancelling shares which have not been taken or agreed to be taken by any person, or by consolidating its existing shares, whether issued or not, into a smaller number of shares; (c) Provide for different classes of shares by attaching to certain of the shares referred, deferred or other special rights or restrictions whether in regard to dividend, voting, repayment, or otherwise; Provided that the voting rights of equity shares shall comply with the provision of sections 31 and 50 of the Act and the voting rights of preference shares shall comply with the provisions of section 31 and 49 of the Act. (d) in accordance with section 59 of the Act create preference shares which are, or at the option of the company are liable, to be redeemed on such terms and in such manner as may be provided, but subject to compliance with the provisions of sections 60 to 63 of the Act. (1) The Company shall not issue any new or unissued shares for cash unless the same are offered in the first instance to all the shareholders or to all shareholders of the class or classes being issued in proportion as nearly as may to be their existing holdings. (2) The offer to the existing shareholders shall be by notice specifying the number of shares to which the shareholder is entitled to be subscribed and limiting a time, not being less than twenty-eight days after the date of services of the notice after the expiration of which the offer, if not accepted, will be deemed to be declined. (3) After the expiration of such time, or on receipt of an intimation from the shareholder that he declines to accept the shares offered, the board of directors may, subject to the terms of any resolution of the company and to the provisions of section 202 of the Act, dispose of the same at a price not less than that specified in the offer in such manner as they think most beneficial to the company. (4) This regulation shall not be alterable except with the unanimous consent of all the members of the company. 11 . If at any time the shares are divided into different classes, the rights attached to any class may be varied with the written consent of the holders of at least three-fourths of the issued shares of that class or the sanction of a special resolution of the holders of the shares of that class. 12. Subject to compliance with the provisions of section 60 to 63 of the Act the company may exercise the powers conferred by section 59 of the Act To. a. purchase its own shares; b. acquire its own shares by a voluntary transfer to it or nominee for it; c. forfeit in manner hereinafter appearing any shares with an unpaid liability for nonpayment of calls other sums payable in respect thereof. 13. The company may pay commission or brokerage to any person in consideration of his subscribing or agreeing to subscribe or agreeing to procure subscriptions for any shares in the company provided that the payment does not exceed ten per centum of the price at which the shares are issued. 14. Shares certificates shall be issued in accordance with section 53 of the Act. Page 2 of 9

CALLS ON SHARES 15. (1) Where shares are issued upon the terms that any part of the price payable therefore is not payable at a fixed time the board of directors may from time to time make calls upon the shareholders in respect of any moneys unpaid on their shares, provided that no call shall be payable less than twentyeight days from the date fixed for the payment of the last preceding call, and each shareholder shall subject to receiving not less than fourteen days notice specifying the time or times and place of payment pay to the company at the time or times and place so specified the amount called upon his shares; (2) A call may be revoked or postponed as the directors may determine. 16. A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments. 17. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. 18. If a sum called in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest thereon from the date appointed for payment to the time of actual payment at such rate not exceeding five per centum per annum as the board of directors may determine, but the board of directors be at liberty to waive payment of such interest wholly or in part. 19. Any sum which by the terms of issue of a share becomes payable on application therefore or an allotment, or at any fixed date shall for the purposes of these Regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture, sale or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified. 20 . As between shares of the same class the company shall not differentiate between the holders as to the amount of calls to be paid or the times of payment. 21 . If the company shall receive from any shareholder all or any part of the moneys not presently payable or called upon any shares held by him the sum shall not be treated as a payment in respect of the shares until such sum becomes due and payable on such shares and in the mean time shall be deemed to be a loan to the company upon which the company may pay interest at such rate not exceeding five per centum per annum as may be agreed between the board of directors and such shareholder. FORFEITURE OF SHARES 22 . If a shareholder fails to pay any call or installment of a call , including any sum deemed to be a call under regulation 19 hereof, the board of directors may at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as in unpaid, together with any interest which have accrued. 23. The notice shall name a further day not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the times appointed the shares in respect of which the call was made will be liable to be forfeited. 24. If the requirements of such notice are not complied with, any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. 25. A forfeited share may either be cancelled by alteration of these regulations or may be retained as a treasury share until sold or otherwise disposed of on such terms and in such manner as the board of directors think fit. Page 3 of 9

26. A person whose share have been forfeited shall cease to be a member in respect of the forfeited shares and shall be bound to surrender to the company for cancellation of the share certificate or certificates in respect of the shares so forfeited but shall, notwithstanding, remain liable to pay to the company in respect of the shares, but his liability shall cease if and when the company shall have received payment in full of such moneys in respect of the shares. 27. A statutory declaration in writing that the declarant is a director of the secretary of the company and that a share in the company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. LI EN 28. (1) The company shall have a first and paramount lien on all shares issued with an unpaid liability for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share. (2) The company's lien shall extend to all dividends payable thereon. 29. If any sum in respect of which the company has a lien is presently payable the board of directors, after serving the notice required by regulations 22 and 23 hereof, may, at any time before the payment required by such notice has been made, sell any share on which the company has such lien instead or forfeiting it in accordance with regulation 24 hereof. 30. (1) To give effect to any such sale the board of directors may authorize some persons to transfer the shares sold to the purchaser thereof. (2) The purchaser shall be registered as the holder of the share comprised in such transfer and he shall not be bound to see to the application of the purchase money nor shall the title to his shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. 31. The proceeds of such sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall, subject to a like lien for sums not presently payable as existed upon the shares before the sale, be paid to the person entitled to the share at the date of the sale but the company shall not be bound to make such payment unless and until such person has surrendered to the company for cancellation his share certificate or certificates relating to the shares so sold. TRANSFER AND TRANSMISSION OF SHARES 32 . Subject to regulation 8(a) hereof shares shall be transferable and transfers shall be registered in the manner provided by section 95 and 98 of the Act. 33. In the event of the death of any shareholder or in the event of the ownership of any share devolving upon any person by reason of his being the legal personal representative, receiver, or trustee in bankruptcy of the holder, or by operator of law, the provisions of section 99 of the Act shall apply. DIVIDENDS 34. The company may, by ordinary resolution, declare dividends in respect of any year or other period but no dividend shall exceed the amount recommended by the board of directors. 35. No dividend shall be paid unless; a. The company will , after such payment, be able to pay its debts as they fall due; b. The amount of such payment does not exceed the amount of the company's income surplus immediately prior to the making of such payment. 36. The board of directors may, before recommending any dividend, set aside out of the profits or income surplus of the company such sums as they think proper in order to provide for a known liability, including a disputed or contingent liability, or as a depreciation or replacement provision and may carry forward any profits or income surplus which they may think prudent to distribute. Page 4 of 9

37. All dividends shall be declared and paid as a fixed sum per share and not as a proportion of the amount paid in respect of a share. 38. The board of directors may deduct from any dividend payable to any shareholder all sums of money presently payable by him to the company in respect of his shares. 39. (1) Any dividend payable in cash may be paid by cheque or warrant sent by post directed to the registered address of the shareholder or, in the case of joint holders, to the registered address of that one who is first named on the register of members, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. (2) Any one of two or more joint holders may give effectual receipts for any dividends. (3) Every dividend payment shall be accompanied by a statement showing the gross amount of the dividend and any tax deducted or deemed to be deducted there from. 40. No dividend shall bear interest against the company. CAPITALISATION ISSUES AN D NON-CASH 41 . The company, upon the recommendation of the directors may exercise the powers conferred by section 74 of the Act. (a) to make capitalization issues of shares in accordance with sub-section (1) of section 74 (b) to resolve, in accordance with sub-section (3) of section 74, that any sum standing to the credit of the company's income surplus and which could have been distributed by way of dividend shall be applied in paying up amounts for the time being unpaid on shares. (c) To direct, in accordance with sub-section (4) of section 74, that payment of a dividend shall be wholly or partly by distribution of securities for money of fully paid shares or debentures of another body corporate or of fully paid debentures of the company. ACCOUNTS AN D AU DIT 42. The board of directors shall cause proper books of account to be kept and a profit and loss account and balance sheet to be prepared, audited and circulated in accordance with section 123 to 133 of the Act. 43. Auditors, qualified in accordance with section 270 of the Act, shall be appointed and their duties regulated in accordance with section 134 to 136 of the Act. GENERAL MEETINGS AND RESOLUTION 44. The powers of the members in general meetings shall be as stated in section 137 of the Act. 45. Annual general meeting shall be held in accordance with section 149 of the Act. 46. Extraordinary general meetings may be convened by the directors whenever they think fit in accordance with section 150 of the Act and shall be convened by the directors on a requisition of members in accordance with section 271 of the Act. 4 7. Notice of general meetings shall be given in accordance with section 152 to 159 of the Act and accompanied by any statements required to be circulated therewith in accordance with sections 157 to 159 of the Act. 48. Meetings may be attended by the persons referred to in section 160 of the Act but a member shall not be entitled to attend unless all calls or other sums presently payable by him in respect of shares in the company have been paid. 49. The quorum required for any general meeting shall be as stated in section 161 of the Act. Page 5 of 9

50. (a) In accordance with section 163 of the Act any member entitled to attend and vote at a meeting of the company shall be entitled to appoint another person, whether a member of the company or not, as his proxy to attend and vote instead of him and such proxy shall have the same rights as the member to speak at the meeting. (b) An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit: 51. A body corporate which is a member of the company may attend and vote either by proxy or by a representative appointed in accordance with section 165 of the Act. 52. Meeting shall be conducted in accordance with section 166 to 173 of the Act. On a poll being demanded the chairman of the meeting shall not be required to direct a postal ballot in accordance with subsections (6), (7) and (8) of section 170 of the Act unless he thinks fit or an ordinary resolution to that effect is moved at the meeting and passed on a show of hands. 53. In accordance with section 17 4 of the Act a resolution in writing signed by all the members for the time being entitled to attend and vote at general meetings, or being bodies corporate by their duly authorized representatives, and if the company has only one such member by that member shall be as valid and effective for all purposes, except as provided by such section 17 4, as if the same had been passed at a general meeting of the company duly convened and held, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. 54. Minutes of general meeting shall be kept in accordance with section 17 of the Act. 55. If at any time the shares of the company are divided into different classes the foregoing regulations shall apply to a meeting of any class of members in like manner as they apply to general meetings but so that the necessary quorum shall be set out in section 175 of the Act. VOTES OF MEMBERS 56. Subject to any rights or restrictions for the time being attached to any class of preference shares and which may be validly attached thereto pursuant to section 49 of the Act. (a) On a show of hands each member and each proxy lawfully present at the meeting shall have one vote, and on a poll each member present in person or by proxy shall have one vote for each share held by him. (b) In the event of a postal ballot being directed pursuant to sub-sections (6), (7) and (8) of section 170 of the Act, each member entitled to attend and vote at the meeting shall have one vote for each share held by him. DIRECTORS 57. The number of directors, not being less than two or more than five, shall be determined by ordinary resolution of the members in general meetings and until so determined shall be two. 58. The continuing directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below two or below the number fixed by the directors as the necessary quorum they may act for four weeks after the numbers is so reduced, but thereafter may act only for the purpose of increasing their number to that number or of summoning a general meeting of the company and for no other purpose. 59. The appointment of directors shall be regulated by section 181 and 272 of the Act. 60. The persons referred to in section 182 of the Act shall not be competent to be appointed directors of the company. 61. A director need not be a member of the company or hold any shares therein. Page 6 of 9

62. The office of directors shall be vacated in accordance with section 184 of the Act and any director may be removed from office in accordance with section 185 of the Act. 63. (1) The company may appoint a substitute director in accordance with section 187 of the Act and any director may appoint an alternate director in accordance with section 188 of the Act. (2) An alternate director shall not be entitled to be remunerated otherwise than out of the remuneration of the directors appointing him. 64. At least one director of the company shall at all times be present in Ghana. 65. The remuneration payable to any director in whatsoever capacity shall be determined or approved by the members in general meetings in accordance with section 194 of the Act. 66. The proceedings of the directors shall be regulated by section 200 of the Act and the board of directors may delegate any of their powers to committees of the directors in accordance with that section. 67. Minutes of meetings of the board of directors and of any committee of directors shall be kept in accordance with section 201 of the Act. POWERS AND DUTIES OF DIRECTORS 68. (1) The business of the company shall be managed by the directors who may pay all expenses incurred in promoting and registering the company; (2) Subject to section 202 of the Act, the board of directors may exercise all such powers of the company, including the power to borrow money and to mortgage or charge its property and undertaking or any part thereof and to issue debentures, as are not by the Act or these Regulations required to be exercised by the members in general meetings. 69. In any transaction with the company or on its behalf and in the exercise of their powers the directors shall observe the duties and obligations imposed on them by section 203 to 205 of the Act. 70. Subject to compliance with section 207 of the Act, a director may enter into any contract with the company and such or any other contract of the company in which any director is in anyway interested shall not be liable to be avoided nor shall any director be liable to account for any profit made thereby by reason of the director holding the office of director or of the judiciary relationship thereby established. 71 . Any director may act by himself or his firm in professional capacity for the company, except as auditor, and he or his firm shall be entitled to proper remuneration for professional services as if he were not a director. EXECUTIVE AND MANAGING DIRECTORS 72. The board of directors may exercise the powers conferred by section 192 of the Act to appoint one or more of their body to any other office or place of profit under the company, other than the office of auditor, for such period and on such terms as they may determine and , subject to the terms of any agreement entered into in any particular case, may revoke such appointment. 73. (1) The board of directors may exercise the power conferred by section 193 of the Act to appoint one or more of their body to the office of managing director for such period and on such terms as they may determine and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment and such appointment shall be automatically determined if the holder of the office ceases from any cause to be a director. (2) The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and with such restrictions as they think fit, and either collaterally with, or on the exclusion of, their own powers, and subject to the terms of any agreement entered into on any particular case, may from time to time revoke or vary all or any of such powers. Page 7 of 9

7 4. No remuneration shall be payable to any director in respect of any office or place of profit to which he is appointed under the foregoing regulations unless and until the terms of his appointment have been approved by ordinary resolution of the company in general meeting in accordance with section 194 of the Act. SECRETARY AND OFFICERS AND AGENTS 75. The Secretary shall be appointed by the board of directors for such time, at such remuneration, and upon such conditions as they think fit, and any secretary so appointed may be removed by them , subject however to his right to claim damages if removed in breach of contract . 76. A provision in the act or these regulations requiring or authorizing a thing to be done by or to directors and the secretary shall not be satisfy by its being done by or to the same person acting both as directors and as, in place of the secretary. 77. (1) The board of directors may from time to time appoint officers and agents of the company and may appoint anybody corporate, firm, or body of persons, whether nominated directly or indirectly, by the board of directors to be the attorney or attorneys of the company for such purposes with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Regulations, and for such period and subject to such conditions as they may think fit. (2) Any such powers of attorney may contain such provisions for the protection and conveniences of persons dealing with any such attorney as the directors may think fit and may also authorize any such THE SEAL 78. The directors shall provide for the safe custody of the seal which shall only be used the authority of the board of directors or of a committee of the directors authorised by the board of directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a director, and shall be countersigned by the secretary or by a second director or by some other person appointed by they directors for the purpose. 79. The company may exercise the powers conferred by section 148 of the Act with regard to having an SERVICE OF DOCUMENTS 80. Any document may be served by the company on any member, debenture holder, or director of the company in the manner provided by section 262 of this Act. WINDING-UP 81 . (1) If the company shall be wound up the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Act or by the Bodies Corporate (Official Liquidation) Act , 1963 (Act 180),divide amongst the members in specie or kind the whole or any part of the assets of the company, whether they shall consist of property of the same kind or not , and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and many determine how such division shall be carried out as between the members or different classes of members. (2) The liquidator may, with the like sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction shall think fit. INTERPRETATION Page 8 of 9

82. In these Regulations unless the context otherwise requires, TIN C000855627X Dated the (a) "Act" means the Companies Act, 1963 (Act 179), or any statutory modification or re-enactment thereof; (b) Words or expressions shall have the same meaning as in the Act; (c) References to sections of the Act shall mean such sections as modified or re-enacted from time to time. "I/We the undersigned am/are desirous of forming an incorporated body in pursuance of these Regulations and I/We agree to take the number of shares in the company to set opposite my/our name/s and pay therefore in cash the consideration stated". Name Address Date Of No. of Consideration Payable Birth Shares In Other than in Cash(GHS) Cash (GHS) ENSCO HOUSE NUMBER 2,BEACH ROAD, 2,625,000 2,625,000. TRANSNATI NEAR WHITE PINNACLE HOTEL 00 ONAL ,TAKORADl,Ghana LIMITED 26th day of July 2019 Witness to the above Signatures Name SAMUEL KORLETEY AMARTEY Occupation COMMISSIONER FOR OATHS Address P.O. BOX NT 88, NEW TOWN -ACCRA Page 9 of 9